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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       RICHMONT MARKETING SPECIALISTS INC.

      The undersigned person, acting as sole incorporator of the corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation for such corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true:

                                   ARTICLE I.

      The name of the Corporation is Richmont Marketing Specialists Inc. (the "Corporation").

                                   ARTICLE II.

      The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, 19901, County of Kent. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III.

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

      The Corporation shall have perpetual existence.

                                   ARTICLE V.

      The number of directors constituting the Board of Directors shall be provided in the Bylaws of the Corporation, as the same may be amended from time to time.

                                   ARTICLE VI.

      All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of this power, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

                                  ARTICLE VII.
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      Election of directors need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE VIII.

      The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares of capital stock consisting of one million (1,000,000) shares of Common Stock, $.01 par value per share.

                                   ARTICLE IX.

      The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following person shall serve as the initial director of the Corporation until the first annual meeting of the stockholders or until his successors are duly elected and qualified:

            NAME                           ADDRESS

            Timothy M. Byrd                2324 Gateway Drive
                                           Irving, Texas 75063

                                   ARTICLE X.

      At each election for directors of the Corporation, each stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no stockholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                   ARTICLE XI.

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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                                  ARTICLE XII.

      The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE XIII.

      The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIV.

      The name and address of the incorporator is:

            NAME                           ADDRESS

            J. Gregory Holloway            4400 Thanksgiving Tower
                                           Dallas, Texas 75201


                             SIGNATURE PAGE FOLLOWS


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      IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 31st day of December 1996.

                                        /s/ J. Gregory Holloway
                                        -----------------------
                                            J. Gregory Holloway

Signature Page

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